Exhibit 99.1

Gladstone Capital Reports Results for the First Quarter Ended December 31, 2007

  Net Investment Income was $7.3 million or $0.43 per common share
  Net Increase in Net Assets was $1.9 million or $0.11 per common share

MCLEAN, Va.--(BUSINESS WIRE)--Gladstone Capital Corp. (NASDAQ:GLAD) (the “Company”) today announced earnings for the first quarter ended December 31, 2007. All per share references are per basic and diluted weighted average common shares outstanding, unless otherwise noted.

Net Investment Income for the quarter ended December 31, 2007 was $7,303,285, or $0.43 per share, as compared to $5,162,926 or $0.42 per share, for the quarter ended December 31, 2006, an increase of 2.4% per share. The per share results were impacted by the issuance of 2.875 million new shares in the first quarter ended December 31, 2007.

Net Increase in Net Assets Resulting from Operations for the quarter ended December 31, 2007 was $1,900,497, or $0.11 per share, as compared to $4,163,603, or $0.34 per share, for the quarter ended December 31, 2006, a decrease of 67.6% per share. The primary difference between the current and prior year periods is the increase in net unrealized depreciation on the Company’s investment portfolio as well as the increase of approximately 4.7 million weighted average shares as a result of various offerings during the quarter ended December 31, 2007. The Company recorded net unrealized depreciation on its investments of $5,397,841 for the quarter ended December 31, 2007 as compared to net unrealized depreciation on its investments of $1,004,379 for the quarter ended December 31, 2006.

Total assets were $429,583,916 at December 31, 2007, as compared to $367,729,138 at September 30, 2007. Net asset value was $15.08 per actual common share outstanding at December 31, 2007, as compared to $14.97 per actual common share outstanding at September 30, 2007.

The annualized weighted average yield on the Company’s portfolio for the quarter ended December 31, 2007 was 11.0% as compared to 13.7% for the quarter ended December 31, 2006.

For the first quarter ended December 31, 2007, the Company reported the following activity:

  Funded approximately $73.3 million of new investments;
  Received scheduled principal repayments of approximately $4.0 million;
  Received approximately $0.3 million of success fees in connection with a modification of one investment;
  Completed a public offering in October 2007 of 2,500,000 shares of common stock at a price of $18.70 per share, less an underwriting discount of $1.03 per share, and in November, the underwriter exercised its over-allotment option and the Company closed on an additional 375,000 shares of common stock for net proceeds, after offering expenses, of approximately $50.5 million, all of which were used to repay outstanding borrowings on the Company’s line of credit; and
  Paid monthly dividends of $0.14 per share for each of the months of October, November, and December 2007.

At December 31, 2007, the Company had investments in debt and equity securities and syndicated loan participations in 61 private companies with an aggregate cost basis of approximately $425 million and a fair value of approximately $414 million.

“We are very pleased with our production in the first quarter. We are also satisfied with the strong valuation of our portfolio, 97.3% of cost, in light of current market conditions. We continue to have a steady flow of investment opportunities and are pleased with our activity subsequent to the end of the first quarter,” said Chip Stelljes, President and Chief Investment Officer. “We expect the strong portfolio performance to continue through our second quarter.”

Subsequent to December 31, 2007, the Company:

  Funded approximately $13.9 million of new investments;
  Declared monthly cash dividends of $0.14 per common share for each of the months of January, February, and March 2008; and
  Completed a public offering in February 2008 of 3,000,000 shares of common stock at a price of $17.00 per share, after deducting the underwriting discount and estimated offering expenses of an aggregate of $3.2 million, for net proceeds of approximately $47.8 million, all of which were used to repay outstanding borrowings under the Company’s line of credit.

The financial statements below are without footnotes. The Company has filed a Form 10-Q today for the first quarter ended December 31, 2007 with the Securities and Exchange Commission (the “SEC”), which can be retrieved from the SEC’s website at www.SEC.gov or from the Company’s web site at www.GladstoneCapital.com. A paper copy can be obtained free of charge by writing to us at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

The Company will hold a conference call Wednesday, February 6, 2008 at 8:30 am EST to discuss first quarter earnings. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions. The conference call replay will be available two hours after the call for approximately 30 days. To hear the replay, please dial (877) 660-6853, access playback account 286 and use conference ID code 270209.

The live audio broadcast of Gladstone Capital's quarterly conference call will be available online at www.GladstoneCapital.com and www.investorcalendar.com. The event will be archived and available for replay on the Company’s website.

For further information contact Investor Relations at 703-287-5893.

This press release may include statements that may constitute "forward-looking statements," including statements with regard to the future performance of the Company. Words such as "should," "believes," "feel," "expects," "projects," "strive," "goals," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's Prospectus dated January 23, 2008, as filed with the Securities and Exchange Commission on January 23, 2008. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF ASSETS & LIABILITIES
(Unaudited)
	December 31,	September 30,
	2007	2007
ASSETS
Non-Control/Non-Affiliate investments (Cost 12/31/07: $423,933,339; 9/30/07: $354,835,652)	$412,712,262	$348,920,982
Control investments (Cost 12/31/07: $1,036,681; 9/30/07: $923,548)	945,428	923,548
Total investments at fair value (Cost 12/31/07: $424,970,200; 9/30/07: $355,759,200)	413,657,690	349,844,530
Cash and cash equivalents	5,530,949	8,838,658
U.S. Treasury bill	2,484,464	2,484,464
Interest receivable – investments in debt securities	2,272,634	2,425,555
Interest receivable – employees	-	21,417
Due from custodian	4,816,186	3,230,385
Deferred financing fees	132,292	186,270
Prepaid assets	405,643	337,106
Other assets	284,058	360,753
TOTAL ASSETS	$429,583,916	$367,729,138

LIABILITIES
Accounts payable	$7,257	$6,013
Interest payable	595,335	587,514
Administration fee due to Administrator	211,675	237,510
Fees due to Adviser	11,054	708,517
Borrowings under lines of credit	161,831,000	144,440,000
Accrued expenses and deferred liabilities	738,140	790,849
Funds held in escrow	157,268	-
TOTAL LIABILITIES	163,551,729	146,770,403
NET ASSETS	$266,032,187	$220,958,735

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 50,000,000 shares authorized and 17,637,574 and 14,762,574 shares issued and outstanding, respectively	$17,638	$14,763
Capital in excess of par value	286,425,698	235,906,665
Notes receivable – employees	(9,224,176)	(9,230,502)
Net unrealized depreciation on investments	(11,312,511)	(5,914,670)
Unrealized depreciation on derivative	(302,239)	(291,686)
Accumulated undistributed net investment income	427,777	474,165
TOTAL NET ASSETS	$266,032,187	$220,958,735
NET ASSETS PER SHARE	$15.08	$14.97

GLADSTONE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended December 31,
	2007	2006
INVESTMENT INCOME
Interest income – investments	$11,138,978	$7,898,600
Interest income – cash and cash equivalents	144,485	37,269
Interest income – notes receivable from employees	118,176	138,191
Prepayment fees and other income	-	159,658
Total investment income	11,401,639	8,233,718

EXPENSES
Interest expense	2,356,315	1,120,257
Loan servicing	1,381,307	719,152
Base management fee	577,920	476,849
Incentive fee	1,460,657	1,148,483
Administration fee	211,675	126,085
Professional fees	129,253	110,920
Amortization of deferred financing fees	73,799	58,300
Stockholder related costs	119,769	63,728
Directors fees	54,250	54,250
Insurance expense	54,213	62,694
Other expenses	65,131	88,485
Expenses before credit from Adviser	6,484,289	4,029,203
Credit to base management and incentive fees from Adviser	(2,385,935)	(958,411)
Total expenses net of credit to base management and incentive fees	4,098,354	3,070,792
NET INVESTMENT INCOME	7,303,285	5,162,926

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Realized gain on sale of investments	-	2,314
Realized gain on settlement of derivative	5,606	12,554
Unrealized depreciation on derivative	(10,553)	(9,812)
Net unrealized depreciation on investments	(5,397,841)	(1,004,379)
Net loss on investments	(5,402,788)	(999,323)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$1,900,497	$4,163,603

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and Diluted	$0.11	$0.34

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and Diluted	16,953,703	12,294,340

GLADSTONE CAPITAL CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended December 31,
	2007	2006
Per Share Data (1)
Net asset value at beginning of period	$14.97	$14.02
Income from investment operations:
Net investment income (2)	0.43	0.42
Net unrealized depreciation on investments (2)	(0.32)	(0.08)
Total from investment operations	0.11	0.34
Less distributions:
Distributions from net investment income	(0.42)	(0.42)
Total distributions	(0.42)	(0.42)
Issuance of common stock under shelf offering	0.44	-
Offering costs	(0.02)	-
Dilutive effect of share issuance	-	(0.06)
Net asset value at end of period	$15.08	$13.88

Per share market value at beginning of period	$19.52	$22.01
Per share market value at end of period	17.01	23.86
Total return (3) (4)	-10.86%	10.31%
Shares outstanding at end of period	17,637,574	12,249,683

Ratios/Supplemental Data
Net assets at end of period	$266,032,187	$173,083,122
Average net assets (5)	$265,360,346	$170,331,785
Ratio of expenses to average net assets-annualized (6)	9.77%	9.28%
Ratio of net expenses to average net assets-annualized (7)	6.18%	7.21%
Ratio of net investment income to average net assets-annualized	11.01%	12.12%

(1) Based on actual shares outstanding at the end of the corresponding period.

(2) Based on weighted average basic per share data.

(3) Total return equals the change in the ending market value of the Company’s common stock from the beginning of the period taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan. Total return does not take into account dividends that may be characterized as a return of capital.

(4) Amounts were not annualized.

(5) Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.

(6) Ratio of expenses to average net assets is computed using expenses before credits from Adviser to the base management and incentive fees and including income tax expense.

(7) Ratio of net expenses to average net assets is computed using total expenses net of credits from Adviser to the base management and incentive fees and including income tax expense.

CONTACT:
Gladstone Capital Corp.
Kerry Finnegan, 703-287-5893